Exhibit 99
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Company Contact:
Brian M.Overstreet
President & CEO
PCS Research Technology, Inc.
858-200-2350




PCS Research Technology Announces Restructuring



San Diego - January 10, 2003-- PCS Research Technology, Inc. (OTCBB: PCSR), a leading single-source provider of independent financial research to institutional investors, today announced a major restructuring of its operations that includes a plan to close its PCS Securities, Inc. brokerage subsidiary during the first quarter of 2003.

The decision to close PCS Securities, Inc. was reached after the automatic termination of the Research Services Agreement between the Company and Institutional Research Services, Inc., a company owned by Raymond A. Hill III, a director and consultant to the Company (the "Agreement"). The Agreement terminated automatically because the Company was unable to satisfy a condition of the Agreement that required the Company to remove Mr. Hill and Susanne Pruitt, the President of the Company's PCS Securities, Inc. unit as personal guarantors of the Company's credit facility by December 21, 2002. Also contributing to the decision to close the PCS Securities subsidiary was the Company's inability to finalize terms with its lender for an increase in the Company's credit facility borrowing limits.

In 2002, approximately 50% of the PCS Securities unit's business was attributable to the Agreement and its relationship with Institutional Research Services. The termination of the Agreement would have resulted in a significant loss of revenues in 2003 without a corresponding reduction in expenses. In reaching the decision to close the PCS Securities unit, management also evaluated the losses attributed to the unit during 2002 and determined that reaching sustained profitability in the unit at any time in the near future was unlikely, even had the Research Services Agreement not been terminated.

In order to affect a timely and orderly wind-down of the PCS Securities unit, the Company has reached a verbal agreement with Mr. Hill and Ms. Pruitt. Under the terms of the agreement, the Company will sell the PCS Securities, Inc. trademark to them in exchange for, among other things, the surrender and cancellation of a total of 10.3 million shares of the Company's common stock owned by them and the termination of the four remaining years on the employment agreement with Ms. Pruitt and the consulting agreement with Mr. Hill.

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Commenting on the restructuring, Brian M. Overstreet, President & CEO of PCS
Research Technology said, "The decision to wind down the PCS Securities unit was not an easy one. Since acquiring PCS Securities, Inc. in late 2001, the Company, its management, and its employees, worked exceptionally hard to integrate the unit and find opportunities to collectively grow and achieve profitability. However, based on recent events, it became clear that these goals were no longer achievable, and that the Company would be in a better position going forward without the PCS Securities business. The closing of the unit under the terms reached with Mr. Hill and Ms. Pruitt will alleviate a significant financial burden and will free up our team to focus on what we do best - develop, produce, and distribute institutional independent research. We are very happy to put this period behind us and to move forward successfully in 2003.

About PCS Research Technology, Inc.
PCS Research Technology, Inc. is a financial technology company using advanced proprietary technology platforms to distribute financial research, data, and analytics. The Company is leveraging its technology to become a leading single-source provider of independent research for the institutional investment community. For more information, please visit the PCS Research Technology website at www.pcsresearch.com.

Safe Harbor Statement
Statements in this press release that are not statements of historical or current fact constitute "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements involve known and unknown risks, uncertainties, and other unknown factors that could cause the actual results of the Company to be materially different from the historical results or from any future results expressed or implied by such forward-looking statements. In addition to statements which explicitly describe such risks and uncertainties, readers are urged to consider statements labeled with the terms "believes," "belief," "expects," "intends," "anticipates," "will," or "plans" to be uncertain and forward-looking. The forward-looking statements contained herein are also subject generally to other risks and uncertainties that are described from time to time in the Company's reports and registration statements filed with the Securities and Exchange Commission.

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